UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



===============================================================================



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934





                                 Date of Report
                 (Date of earliest event reported) July 21, 2004





                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)







              STATE OF DELAWARE                                38-0572515
              -----------------                                ----------
          (State or other jurisdiction of                   (I.R.S. Employer
          Incorporation or Organization)                  Identification No.)

      300 Renaissance Center, Detroit, Michigan                48265-3000
      -----------------------------------------                ----------
      (Address of Principal Executive Offices)                 (Zip Code)






        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------

ITEM 12.  Disclosure of information on financial conditions

      On July 21, 2004, a news release was issued on the subject of second quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Quarterly Report on Form 10-Q. The following is the second quarter earnings release for GM.


GM Earns $1.3 Billion or $2.36 Per Share in Second Quarter 2004

GMAC posts record quarterly earnings, driven by financing and insurance

Automotive earnings increase to $529 million

Calendar year earnings forecast of $7.00 per share remains unchanged


DETROIT - General Motors Corp. (NYSE: GM) today reported earnings from continuing operations of $1.3 billion, or $2.36 per diluted share, in the second quarter of 2004. These results compare with earnings of $879 million, or $1.57 per share, in the second quarter of 2003. Revenue rose 7.1 percent to $49.1 billion.

"Overall, our financial results for the quarter were reasonably good," said GM Chairman and Chief Executive Officer Rick Wagoner. "General Motors Acceptance Corp. once again had an outstanding quarter, setting another record, and our automotive operations reported improved earnings as well. But competition in the global automotive market remains very intense, and we still have much work to do to improve our automotive profitability to targeted levels."

GM financial results described throughout the remainder of this release exclude special items and discontinued operations unless otherwise noted. See Highlights for reconciliation of adjusted results to results based on Generally Accepted Accounting Principles (GAAP).

                                      GMAC

GMAC earned a record $860 million in the second quarter of 2004, up from $834 million in the year-ago period.

"We're very pleased with GMAC's record-breaking performance," Wagoner said. "GMAC continues to do an outstanding job managing its global portfolio of businesses. Its auto-financing business, in addition to supporting GM sales, is turning in strong profitability around the globe. Insurance earnings are strengthening, and mortgage earnings, while understandably lower, still remain solid."

Earnings from GMAC's financing operations rose 14 percent to $452 million in the second quarter, up from $396 million a year ago, as lower credit losses and improved lease-residual values more than offset narrower net-interest margins.

Second-quarter earnings at the insurance group were $75 million, a significant improvement from earnings of $23 million a year ago, reflecting continued growth in underwriting income and improved performance in the investment portfolio in 2004.

Earnings from the mortgage unit totaled $333 million, compared with record year-ago earnings of $415 million. As expected, lower mortgage volume and decreased pricing margins were somewhat offset by higher asset levels. Despite the decline in second-quarter earnings, GMAC's mortgage unit continues to be a significant contributor to GMAC's overall performance.

                            GM Automotive Operations

GM's global-automotive earnings totaled $529 million in the second quarter of 2004, up from $140 million in the prior-year period, reflecting improved earnings in North America, Asia Pacific, and the Latin America/Africa/Mid-East region, partially offset by increased losses in Europe. In the second quarter, GM's market share was up in three out of four regions of the world; global share totaled 14.7 percent, down from 14.9 percent in the year-ago period. For the six months ended June 30, 2004, GM's market share was also up in three out of four regions, and totaled 14.1 percent, compared with 14.2 percent in the year-ago period.

GM North America (GMNA) earned $328 million in the second quarter of 2004, compared with earnings of $83 million in the second quarter of 2003. Improvements in material costs and pricing more than offset less-favorable mix and higher recall costs. GM's market share in North America was 26.2 percent in the second quarter of 2004, compared with 27.2 percent in the year-earlier period. For the six months ended June 30, 2004, GM's market share in North America was 26.3 percent, versus 26.7 percent in the year-ago period.

"While earnings at GM North America improved, overall sales, market share and financial results were well below our expectations. For sure, the competition is tough, but we also must move faster to implement our strategy -- introducing great cars and trucks, reducing costs, improving quality, and generating cash," Wagoner said. "There were some bright spots in the quarter, such as our strong performance in recent quality and productivity surveys, and the market reception of new vehicles, like the Chevrolet Equinox and the Cadillac SRX."

GM's quality and productivity gains were recognized during the second quarter by two major independent surveys. According to the 2004 J.D. Power and Associates Initial Quality Study, GM recorded a 10-percent improvement in initial quality overall, with Cadillac emerging as the top luxury-car brand. GM also continued its steady improvement in manufacturing productivity. In the recently released Harbour Report North America 2004, GM posted a 5.2-percent improvement in North American manufacturing productivity in 2003, bringing GM's overall improvement over the last six years to more than 24 percent.

"We've had a decade-long focus on improving our quality and manufacturing productivity, and with the great work of our employees and labor unions, we're now reaching industry-leading performance in many categories and plants," Wagoner said. "That's something we're proud of, but the fact is that we've still got more to do in this area in order to offset our high-cost manufacturing footprint and the huge burden of legacy costs that we carry."

GM Europe (GME) reported a loss of $45 million in the second quarter of 2004 compared with a loss of $3 million in the year-ago quarter. The most recent quarter's results reflect intense price competition, foreign-exchange losses and continuing restructuring costs for GM's share of the GM-Fiat powertrain joint venture, partially offset by continuing cost improvements. GM's market share in Europe rose to 9.8 percent in the second quarter of 2004 from 9.4 percent in the year-ago period. For the six months ended June 30, 2004, GM's market share in Europe was 9.6 percent, up from 9.5 percent in the year ago period.

"Our European operations are making significant progress in reducing costs and improving quality," Wagoner said. "However, despite growing market share, we're not getting the revenue growth that we had hoped for, particularly in the traditionally large western European markets. So, that means we have to pick up the pace in new-model introductions, while we simultaneously reduce costs. That's a tough assignment, and it's going to require GME to do a better job of leveraging our global resources to bring new products to market faster and at lower cost."

GM Asia Pacific (GMAP) earned $236 million in the second quarter of 2004, up from $163 million in the year-ago quarter. Continued strong performance by Shanghai GM in China, improved earnings in India and Thailand, and smaller losses at GM-Daewoo Auto & Technology Co. (GMDAT) contributed to GMAP's overall performance. GM's market share in the Asia Pacific region rose to 5.4 percent in the second quarter from 4.8 percent a year ago, led by gains in China and India. Through the first six months of 2004, GM's market share in the Asia Pacific region was 5.0 percent, up from 4.6 percent in the comparable period a year ago.

"GMAP registered another great quarter, growing sales, market share and profitability," Wagoner said. "For example, in the first six months of 2004, GM sales in China rose 58 percent and GM continued to gain share in Thailand and India. We expect continued strong growth in Asia, and we plan to stay aggressive and capitalize on our momentum."

Wagoner also pointed out recently announced plans to invest $3 billion in China over the next three years with GM's joint-venture partners. "This investment will further strengthen GM's already solid position in China by expanding our capacity and broadening GM's product portfolio with the introduction of the Cadillac brand."

GM Latin America/Africa/Mid-East (GMLAAM) earned $10 million in the second quarter of 2004, a significant improvement from the year-ago loss of $103 million. This year's results reflect higher production volumes and improved earnings in Venezuela and South Africa. GM's market share in the GMLAAM region rose to 17.4 percent in the second quarter of 2004 from 15.6 percent a year ago. For the six months ended June 30, 2004, GM's market share in the LAAM region was 17 percent, up from 15.6 percent in the year-ago period.

"We're pleased with the improving performance of GMLAAM," Wagoner said. "Our market share continues to be impressive and we reported a profit for the second consecutive quarter."

                               Cash and Liquidity

GM generated approximately $1.2 billion in automotive cash in the second quarter of 2004. For the six months ended June 30, 2004, total automotive cash generated by GM stood at $2.6 billion. Cash, marketable securities, and short-term assets of the Voluntary Employees' Beneficiary Association (VEBA) trust totaled $25 billion at June 30, 2004, excluding financing and insurance operations, compared with $23.5 billion on March 31, 2004.

                                  Looking Ahead

GM expects total U.S. industry sales of approximately 17.2 million vehicles in calendar year 2004, reflecting strengthening labor markets and increases in household income. Through the first six months of 2004, industry sales came in at an annualized rate of around 16.9 million units.

For the third quarter of 2004, GM expects to earn approximately $0.75 to $1.00 per share, excluding special items and at current dilution levels. GM's 2004-calendar-year earnings estimate remains unchanged at approximately $7.00 per share, excluding special items and at current dilution levels.

In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on track," and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-20) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions; currency-exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.


                                      # # #

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)
                                   (unaudited)

     Management believes that the adjusted information set forth herein is useful to investors as it represents how Management views the results of operations and cash of the Corporation and, therefore, is the basis on which internal evaluation metrics are determined. The internal evaluation metrics are those used by the Corporation's Board of Directors to evaluate Management.


                                   Three Months Ended     Year to Date
                                     June 30, 2004       June 30, 2004
                                    -----------------    -------------
                                     Net                  Net
                                    Income      EPS      Income     EPS
                                    ------     -----     ------    -----

     REPORTED
     --------
     Net income                    $1,341     $2.36     $2,621    $4.61
                                    =====      ====      =====     ====

       There were no special items in the Second Quarter of 2004.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)
                                   (unaudited)



                                   Three Months Ended     Year to Date
                                     June 30, 2003       June 30, 2003
                                    -----------------    -------------
                                     Net                  Net
                                    Income      EPS      Income     EPS
                                    ------     -----     ------    -----

     REPORTED
     --------
     Income from continuing
      operations                     $879     $1.57     $2,416    $4.30

     Income(loss)from discontinued
      operations                       22      0.01        (32)   (0.01)
                                      ---      ----      -----     ----

     Net income                       901      1.58      2,384     4.29

     ADJUSTMENTS
     -----------
     Gain on Sale of GM Defense (A)     -         -       (505)   (0.90)
                                      ---      ----        ---     ----
     Subtotal                           -         -       (505)   (0.90)

     ADJUSTED
     --------
     Income from continuing
      operations                     $879     $1.57     $1,911    $3.40

     Income(loss)from discontinued
      operations                       22      0.01        (32)   (0.01)
                                      ---      ----      -----     ----

     Adjusted Income                 $901     $1.58     $1,879    $3.39
                                      ===      ====      =====     ====



     (A) The Gain on Sale of GM Defense relates to the sale of GM's light armored vehicle business to General Dynamics Corporation for net proceeds of approximately $1.1 billion.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                    Second Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----
     (dollars in millions except per share amounts)
     Total net sales and
      revenues                    $49,148   $45,881    $96,833  $92,932
      Adjusted                    $49,148   $45,881    $96,833  $92,118
     Income from continuing
      operations                   $1,341      $879     $2,621   $2,416
      Adjusted                     $1,341      $879     $2,621   $1,911
     Income (loss) from
      discontinued operations           -        22          -      (32)
      Adjusted                          -        22          -      (32)
     Net income                    $1,341      $901     $2,621   $2,384
      Adjusted                     $1,341      $901     $2,621   $1,879
     Net margin from continuing
      operations
      (Income from continuing
        operations / Total net
        sales and revenues)           2.7%      1.9%       2.7%     2.6%
      Adjusted                        2.7%      1.9%       2.7%     2.1%
     Earnings per share - basic
      $1-2/3 par value
        Continuing operations       $2.37     $1.57      $4.64    $4.31
        Discontinued operations      -        $0.01       -      $(0.01)
                                     ----      ----       ----     ----
        Earnings per share          $2.37     $1.58      $4.64    $4.30
     Earnings per share - diluted
      $1-2/3 par value
        Continuing operations       $2.36     $1.57      $4.61    $4.30
        Discontinued operations      -        $0.01       -      $(0.01)
                                     ----      ----       ----     ----
        Earnings per share          $2.36     $1.58      $4.61    $4.29
     Earnings per share - adjusted
      $1-2/3 par value
        Continuing operations       $2.36     $1.57      $4.61    $3.40
        Discontinued operations      -        $0.01       -      $(0.01)
                                     ----      ----       ----     ----
        Earnings per share          $2.36 (1) $1.58      $4.61    $3.39
     GM $1-2/3 par value average
      shares outstanding (Mil's)
      Basic shares                    565       561        564      561
      Diluted shares                  568       561        569      561
     Cash dividends per share
      of common stocks
      GM $1-2/3 par value           $0.50     $0.50      $1.00    $1.00

     See reconciliation of adjusted financial results on pages 9 - 14, and footnotes on page 16.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                    Second Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----

     Book value per share of
      common stocks at June 30
      GM $1-2/3 par value          $49.18    $13.27


     Auto & Other Operations
      total cash & marketable
      securities at June 30
        ($Bil's)                    $21.5     $20.3
     Cash in short-term VEBA         $3.5      $3.4
                                     ----      ----
     Total Auto & Other cash
      & marketable securities
      plus short-term VEBA          $25.0     $23.7
                                     ====      ====

     Auto & Other Operations
      ($Mil's)
      Depreciation                 $1,441    $1,097     $2,589   $2,083
      Amortization of special
        tools                         774       651      1,500    1,353
      Amortization of intangible
        assets                          9         5         16       10
                                    -----     -----      -----    -----
        Total                      $2,224    $1,753     $4,105   $3,446
                                    =====     =====      =====    =====

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                 Second Quarter
                                  2004 and 2003
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $29,429  $28,558    $ -     $ -  $29,429  $28,558
     GME                8,094    7,303      -       -    8,094    7,303
     GMLAAM             1,909    1,119      -       -    1,909    1,119
     GMAP               1,693    1,267      -       -    1,693    1,267
                       ------   ------     --     ---   ------   ------
      Total GMA        41,125   38,247      -       -   41,125   38,247
     Other                 77       96      -       -       77       96
                       ------   ------     --     ---   ------   ------
     Total Auto &
      Other            41,202   38,343      -       -   41,202   38,343
                       ------   ------     --     ---   ------   ------
     GMAC               7,709    7,542      -       -    7,709    7,542
     Other Financing      237       (4)     -       -      237       (4)
                       ------   ------     --     ---   ------   ------
      Total FIO         7,946    7,538      -       -    7,946    7,538
                       ------   ------     --     ---   ------   ------
     Total net sales
      and revenues    $49,148  $45,881    $ -     $ -  $49,148  $45,881
                       ======   ======     ==     ===   ======   ======

     Income (loss) from
      continuing operations
      before income taxes,
      equity income, and
      minority interests
     GMNA                $423      $90    $ -     $ -     $423      $90
     GME                  (96)     (34)     -       -      (96)     (34)
     GMLAAM                11     (123)     -       -       11     (123)
     GMAP                  33       11      -       -       33       11
                          ---    -----     --     ---      ---      ---
      Total GMA           371      (56)     -       -      371      (56)
     Other               (248)    (357)     -       -     (248)    (357)
                          ---    -----     --     ---      ---      ---
      Total Auto &
        Other             123     (413)     -       -      123     (413)
                        -----    -----     --     ---    -----    -----
     GMAC               1,358    1,331      -       -    1,358    1,331
     Other Financing      (24)      13      -       -      (24)      13
                        -----    -----     --     ---    -----    -----
      Total FIO         1,334    1,344      -       -    1,334    1,344
                        -----    -----     --     ---    -----    -----
     Total income (loss)
      from continuing
      operations before
      income taxes, equity
      income, and minority
      interests        $1,457     $931    $ -     $ -   $1,457     $931
                        =====    =====     ==     ===    =====    =====

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                 Second Quarter
                                  2004 and 2003
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Income (loss) from
      continuing operations
     GMNA                $328      $83    $ -     $ -     $328      $83
     GME                  (45)      (3)     -       -      (45)      (3)
     GMLAAM                10     (103)     -       -       10     (103)
     GMAP                 236      163      -       -      236      163
                          ---      ---     --     ---      ---      ---
      Total GMA           529      140      -       -      529      140
     Other                (34)    (104)     -       -      (34)    (104)
                          ---      ---     --     ---      ---      ---
      Total Auto &
        Other             495       36      -       -      495       36
                          ---      ---     --     ---      ---      ---
     GMAC                 860      834      -       -      860      834
     Other Financing      (14)       9      -       -      (14)       9
                          ---      ---     --     ---      ---      ---
      Total FIO           846      843      -       -      846      843
                          ---      ---     --     ---      ---      ---
     Income (loss) from
      continuing
      operations       $1,341     $879    $ -     $ -   $1,341     $879

     Income from
      discontinued
      operations            -       22      -       -        -       22
                        -----      ---     --     ---    -----      ---
     Net income (loss) $1,341     $901    $ -     $ -   $1,341     $901
                        =====    =====     ==      ==    =====      ===
     Income tax expense
      (benefit)
     GMNA                 $73      $25    $ -     $ -      $73      $25
     GME                  (36)     (13)     -       -      (36)     (13)
     GMLAAM                (2)     (25)     -       -       (2)     (25)
     GMAP                  (1)       8      -       -       (1)       8
                          ---      ---     --     ---      ---      ---
      Total GMA            34       (5)     -       -       34       (5)
     Other               (216)    (251)     -       -     (216)    (251)
                          ---      ---     --     ---      ---      ---
      Total Auto &
        Other            (182)    (256)     -       -     (182)    (256)
                          ---      ---     --     ---      ---      ---
     GMAC                 498      496      -       -      498      496
     Other Financing      (10)       4      -       -      (10)       4
                          ---      ---     --     ---      ---      ---
      Total FIO           488      500      -       -      488      500
                          ---      ---     --     ---      ---      ---
     Income tax expense
      (benefit)          $306     $244    $ -     $ -     $306     $244
                          ===      ===     ==      ==      ===      ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                 Second Quarter
                                  2004 and 2003
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.      21%      26%       -       -     21%      26%
     GMNA                17%      28%       -       -     17%      28%
     GME                 38%      38%       -       -     38%      38%
     GMAC                37%      37%       -       -     37%      37%

     Tax settlements that were previously expected in the second quarter of 2004 are now expected to be completed in the second half of 2004. Excluding these settlements, GM's effective tax rate is expected to be approximately 21% on an ongoing quarterly basis.

     Equity income (loss)
      and minority interests
     GMNA               $(22)     $18     $ -      $ -   $(22)      $18
     GME                  15       18       -        -     15        18
     GMLAAM               (3)      (5)      -        -     (3)       (5)
     GMAP                202      160       -        -    202       160
                         ---      ---      --       --    ---       ---
     Total GMA          $192     $191     $ -      $ -   $192      $191
                         ===      ===      ==       ==    ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2004 and 2003
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $58,532  $58,521    $ -     $ -  $58,532  $58,521
     GME               15,637   13,925      -       -   15,637   13,925
     GMLAAM             3,742    2,164      -       -    3,742    2,164
     GMAP               3,292    2,414      -       -    3,292    2,414
                       ------   ------     --     ---   ------   ------
      Total GMA        81,203   77,024      -       -   81,203   77,024
     Other                136    1,134      -    (814)     136      320
                       ------   ------     --     ---   ------   ------
     Total Auto &
      Other            81,339   78,158      -    (814)  81,339   77,344
                       ------   ------     --     ---   ------   ------
     GMAC              15,249   14,785      -       -   15,249   14,785
     Other Financing      245      (11)     -       -      245      (11)
                       ------   ------     --     ---   ------   ------
      Total FIO        15,494   14,774      -       -   15,494   14,774
                       ------   ------     --     ---   ------   ------
     Total net sales
      and revenues    $96,833  $92,932    $ -  $ (814) $96,833  $92,118
                       ======   ======     ==     ===   ======   ======

     Income (loss) from
      continuing operations
      before income taxes,
      equity income, and
      minority interests
     GMNA              $1,009     $829    $ -     $ -   $1,009     $829
     GME                 (319)    (148)     -       -     (319)    (148)
     GMLAAM                19     (140)     -       -       19     (140)
     GMAP                  46       30      -       -       46       30
                          ---      ---     --     ---      ---      ---
      Total GMA           755      571      -       -      755      571
     Other               (568)      92      -    (814)    (568)    (722)
                          ---      ---     --     ---      ---      ---
      Total Auto &
        Other             187      663      -    (814)     187     (151)
                        -----    -----     --     ---    -----    -----
     GMAC               2,596    2,478      -       -    2,596    2,478
     Other Financing      (25)     (12)     -       -      (25)     (12)
                        -----    -----     --     ---    -----    -----
      Total FIO         2,571    2,466      -       -    2,571    2,466
                        -----    -----     --     ---    -----    -----
     Total income (loss)
      from continuing
      operations before
      income taxes, equity
      income, and minority
      interests        $2,758   $3,129    $ -  $ (814)  $2,758   $2,315
                        =====    =====     ==     ===    =====    =====

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2004 and 2003
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Income (loss) from
      continuing operations
     GMNA                $779     $631    $ -     $ -     $779      $631
     GME                 (161)     (68)     -       -     (161)      (68)
     GMLAAM                11     (115)     -       -       11      (115)
     GMAP                 511      238      -       -      511       238
                        -----      ---     --     ---    -----       ---
      Total GMA         1,140      686      -       -    1,140       686
     Other               (151)     205      -    (505)    (151)     (300)
                        -----      ---     --     ---    -----       ---
      Total Auto &
        Other             989      891      -    (505)     989       386
                        -----    -----     --     ---    -----     -----
     GMAC               1,646    1,533      -       -    1,646     1,533
     Other Financing      (14)      (8)     -       -      (14)       (8)
                        -----    -----     --     ---    -----     -----
      Total FIO         1,632    1,525      -       -    1,632     1,525
                        -----    -----     --     ---    -----     -----
     Income (loss) from
      continuing
      operations       $2,621   $2,416    $ -   $(505)  $2,621    $1,911

     Income from
      discontinued
      operations            -      (32)     -       -        -       (32)
                        -----    -----     --     ---    -----     -----
     Net income (loss) $2,621   $2,384    $ -  $ (505)  $2,621    $1,879
                        =====    =====     ==      ==    =====     =====
     Income tax expense
      (benefit)
     GMNA                $175     $216    $ -     $ -     $175      $216
     GME                 (121)     (56)     -       -     (121)      (56)
     GMLAAM                 3      (32)     -       -        3       (32)
     GMAP                   5       19      -       -        5        19
                          ---      ---     --     ---      ---       ---
      Total GMA            62      147      -       -       62       147
     Other               (420)    (151)     -    (309)    (420)     (460)
                          ---      ---     --     ---      ---       ---
      Total Auto &
        Other            (358)      (4)     -    (309)    (358)     (313)
                          ---      ---     --     ---      ---       ---
     GMAC                 948      934      -       -      948       934
     Other Financing      (11)      (4)     -       -      (11)       (4)
                          ---      ---     --     ---      ---       ---
      Total FIO           937      930      -       -      937       930
                          ---      ---     --     ---      ---       ---
     Income tax expense
      (benefit)          $579     $926    $ -  $ (309)    $579      $617
                          ===      ===     ==      ==      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2004 and 2003
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.      21%      30%       -      38%    21%      27%
     GMNA                17%      26%       -       -     17%      26%
     GME                 38%      38%       -       -     38%      38%
     GMAC                37%      38%       -       -     37%      38%

     Tax settlements that were previously expected in the second quarter of 2004 are now expected to be completed in the second half of 2004. Excluding these settlements, GM's effective tax rate is expected to be approximately 21% on an ongoing quarterly basis.

     Equity income (loss)
      and minority interests
     GMNA               $(55)     $18     $ -      $ -   $(55)      $18
     GME                  37       24       -        -     37        24
     GMLAAM               (5)      (7)      -        -     (5)       (7)
     GMAP                470      227       -        -    470       227
                         ---      ---      --       --    ---       ---
     Total GMA          $447     $262     $ -      $ -   $447      $262
                         ===      ===      ==       ==    ===       ===

                           General Motors Corporation
                              Operating Statistics

                                    Second Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----
     (units in thousands)
     Worldwide Wholesale Sales
      United States - Cars           503        487        985      986
      United States - Trucks         755        761      1,481    1,518
                                   -----      -----      -----    -----
        Total United States        1,258      1,248      2,466    2,504
      Canada, Mexico, and Other      190        185        365      367
                                   -----      -----      -----    -----
        Total GMNA                 1,448      1,433      2,831    2,871
      GME                            477        447        910      874
      GMLAAM                         176        122        344      243
      GMAP                            71         69        133      131
                                   -----      -----      -----    -----
        Total Worldwide            2,172      2,071      4,218    4,119
                                   =====      =====      =====    =====
     Vehicle Unit Deliveries
      Chevrolet - Cars               223        220        437      391
      Chevrolet - Trucks             489        505        876      878
      Pontiac                        135        120        256      227
      GMC                            153        155        283      263
      Buick                           84         85        162      168
      Oldsmobile                       7         34         24       68
      Saturn                          61         72        113      147
      Cadillac                        55         49        106       96
      Other                           22         26         39       46
                                   -----      -----      -----    -----
        Total United States        1,229      1,266      2,296    2,284
      Canada, Mexico, and Other      185        179        348      330
                                   -----      -----      -----    -----
        Total GMNA                 1,414      1,445      2,644    2,614
      GME                            539        481      1,039      956
      GMLAAM                         174        130        335      262
      GMAP                           220        181        435      360
                                   -----      -----      -----    -----
        Total Worldwide            2,347      2,237      4,453    4,192
                                   =====      =====      =====    =====
     Market Share
      United States - Cars          23.5%       24.8%     24.6%    24.9%
      United States - Trucks        29.4%       30.4%     28.4%    29.4%
        Total United States         26.7%       27.9%     26.7%    27.3%
      Total North America           26.2%       27.2%     26.3%    26.7%
      Total Europe                   9.8%        9.4%      9.6%     9.5%
      Total LAAM                    17.4%       15.6%     17.0%    15.6%
      Asia and Pacific               5.4%        4.8%      5.0%     4.6%
        Total Worldwide             14.7%       14.9%     14.1%    14.2%

     U.S. Retail/Fleet Mix
      % Fleet Sales - Cars          37.6%       29.5%     37.7%    29.8%
      % Fleet Sales - Trucks        17.9%       15.1%     18.1%    14.9%
        Total Vehicles              25.7%       21.0%     26.1%    21.3%

     Retail Lease as % of Retail Sales
      Total Smartlease
      and Smartbuy                  14.2%        7.3%

     Days Supply of Inventory
      at June 30
      United States - Cars            87         73
      United States - Trucks         123         98

     GMNA Capacity Utilization
      (2 shift rated)               87.3%       87.6%     86.2%    89.3%

     GMNA Vehicle Revenue
      Per Unit                   $18,801    $18,565

                           General Motors Corporation
                              Operating Statistics

                                    Second Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----

     GMAC's U.S. Cost of Borrowing  3.33%      3.50%

     Current Debt Spreads Over
      U.S. Treasuries
      2 Year                         130 bp     255 bp
      5 Year                         195 bp     330 bp
      10 Year                        230 bp     370 bp

     Worldwide Employment
      at June 30 (in 000's)
      United States Hourly           114        120
      United States Salary            39         41
                                     ---        ---
        Total United States          153        161
      Canada, Mexico, and Other       33         31
                                     ---        ---
      GMNA                           186        192
      GME                             62         64
      GMLAAM (2)                      26         23
      GMAP                            14         13
      GMAC                            33         31
      Other                            5          7
                                     ---        ---
        Total                        326        330
                                     ===        ===

     Worldwide Payrolls ($Bil's)    $5.5       $5.1      $11.0     $10.4

     Footnotes:
     ---------
     (1) This amount is comparable to First Call analysts' consensus.
     (2) 2004 includes 3,000 employees as a result of the consolidation of GM South Africa.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                           Three Months            Six Months
                                              Ended                  Ended
                                             June 30,              June 30,
                                             -------               --------
                                         2004       2003       2004      2003
                                         ----       ----       ----      ----
                                        (dollars in millions except per share
                                                       amounts)

     Total net sales and revenues
                                      $49,148    $45,881    $96,833   $92,932
                                      -------    -------    -------   -------
     Cost of sales and other
       expenses                        39,464     37,253     78,127    75,015
     Selling, general, and
       administrative expenses          5,413      5,480     10,367    10,491
     Interest expense                   2,814      2,217      5,581     4,297
                                        -----      -----      -----     -----
       Total costs and expenses        47,691     44,950     94,075    89,803
                                       ------     ------     ------    ------
     Income from continuing
       operations before income
       taxes, equity income, and
       minority interests               1,457        931      2,758     3,129
     Income tax expense                   306        244        579       926
     Equity income (loss) and
       minority interests                 190        192        442       213
                                          ---        ---        ---       ---
     Income from continuing
       operations                       1,341        879      2,621     2,416
     Earnings (loss) from
       discontinued operations              -         22          -       (32)
                                        -----        ---      -----     -----
       Net Income                      $1,341       $901     $2,621    $2,384
                                        =====        ===      =====     =====

     Basic earnings (loss) per
       share attributable to
       common stocks
     $1-2/3 par value
       Continuing Operations            $2.37      $1.57      $4.64     $4.31
       Discontinued Operations              -      $0.01          -    $(0.01)
                                         ----       ----       ----      ----
     Earnings per share
       attributable to $1-2/3 par
       value                            $2.37      $1.58      $4.64     $4.30
                                         ====       ====       ====      ====
     Earnings (loss) per share
       from discontinued  operations
       attributable to Class H           $  -      $0.02      $  -     $(0.02)
                                          ===       ====       ===       ====

     Earnings (loss) per share
       attributable to common
       stocks assuming dilution
     $1-2/3 par value
       Continuing Operations            $2.36      $1.57      $4.61     $4.30
       Discontinued Operations              -      $0.01          -    $(0.01)
                                         ----       ----       ----      ----
     Earnings per share
       attributable to $1-2/3 par
       value                            $2.36      $1.58      $4.61     $4.29
                                         ====       ====       ====      ====
     Earnings (loss) per share
       from discontinued operations
       attributable to Class H           $  -      $0.02      $  -     $(0.02)
                                          ===       ====        ===      ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                           Three Months            Six Months
                                              Ended                 Ended
                                             June 30,              June 30,
                                             --------              --------
                                         2004       2003       2004      2003
                                         ----       ----       ----      ----
                                                (dollars in millions)
     AUTOMOTIVE AND OTHER OPERATIONS

     Total net sales and revenues     $41,202    $38,343    $81,339   $78,158
                                       ------     ------     ------    ------
     Cost of sales and other
       expenses                        37,307     35,331     73,747    71,155
     Selling, general, and
       administrative expenses          3,144      3,065      6,180     5,690
                                        -----      -----      -----     -----
       Total costs and expenses        40,451     38,396     79,927    76,845
     Interest expense                     596        326      1,158       575
     Net expense from transactions
       with Financing and Insurance
       Operations                          32         34         67        75
                                       ------     ------     ------    ------

     Income (loss) from continuing
       operations before  income
       taxes, equity income, and
       minority interests                 123       (413)       187       663
     Income tax (benefit)                (182)      (256)      (358)       (4)
     Equity income (loss) and
       minority interests                 190        193        444       224
                                          ---        ---        ---       ---
     Income from continuing
       operations                         495         36        989       891
     Income (loss) from
       discontinued operations              -         22          -       (32)
                                          ---         --        ---       ---

      Net Income - Automotive and
       Other Operations                  $495        $58       $989      $859
                                          ===         ==        ===       ===

     FINANCING AND INSURANCE OPERATIONS

     Total revenues                    $7,946     $7,538    $15,494   $14,774
                                        -----      -----     ------    ------
     Interest expense                   2,218      1,891      4,423     3,722
     Depreciation and amortization
       expense                          1,145      1,578      2,600     3,084
     Operating and other expenses       2,434      2,015      4,283     4,081
     Provisions for financing and
       insurance losses                   847        744      1,684     1,496
                                        -----      -----      -----     -----
      Total costs and expenses          6,644      6,228     12,990    12,383
                                        -----      -----     ------    ------

     Net income from transactions
       with Automotive and Other
       Operations                         (32)       (34)       (67)      (75)
                                          ---        ---        ---       ---
     Income before income taxes,
       equity income, and minority
       interests                        1,334      1,344      2,571     2,466
     Income tax expense                   488        500        937       930
     Equity income (loss) and
       minority interests                   -         (1)        (2)      (11)
                                        -----      -----      -----     -----
       Net income - Financing and
         Insurance Operations            $846       $843     $1,632    $1,525
                                          ===        ===      =====     =====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                              June 30,               June 30,
                                               2004       Dec. 31,     2003
                                             (Unaudited)   2003    (Unaudited)
                                             -----------   ----    -----------
                       ASSETS                      (dollars in millions)

     Cash and cash equivalents                 $29,901    $32,554    $27,824
     Marketable securities                      20,816     22,215     18,777
                                                ------     ------     ------
       Total cash and marketable securities     50,717     54,769     46,601
     Finance receivables - net                 191,563    174,731    154,449
     Loans held for sale                        17,393     19,609     17,385
     Accounts and notes receivable (less
       allowances)                              16,989     20,532     20,019
     Inventories (less allowances)              11,576     10,960     10,796
     Assets of discontinued operations               -          -     20,417
     Deferred income taxes                      27,379     27,190     39,027
     Net equipment on operating leases - (less
       accumulated depreciation)                32,800     32,790     33,207
     Equity in net assets of nonconsolidated
       affiliates                                6,381      6,032      5,325
     Property - net                             37,578     38,211     36,859
     Intangible assets - net                     4,696      4,760     10,944
     Other assets                               58,408     58,923     15,894
                                                ------     ------     ------
      Total assets                            $455,480   $448,507   $410,923
                                               =======    =======    =======

        LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable (principally trade)      $26,377    $25,422    $22,974
     Notes and loans payable                   277,027    271,756    228,281
     Liabilities of discontinued operations          -          -      9,724
     Postretirement benefits other than
       pensions                                 31,691     36,292     38,583
     Pensions                                    7,559      8,024     23,873
     Deferred income taxes                       8,101      7,508      6,773
     Accrued expenses and other liabilities     76,624     73,930     69,920
                                                ------     ------     ------
       Total liabilities                       427,379    422,932    400,128
     Minority interests                            328        307        414
     Stockholders' equity
     $1-2/3 par value common stock
       (outstanding, 564,721,304;
       561,997,725; and 560,712,564 shares)        941        937        935
     Class H common stock (outstanding,
       1,108,139,876 shares                          -          -        111
       at June 30, 2003)
     Capital surplus (principally additional
       paid-in capital)                         15,181     15,185     22,815
     Retained earnings                          14,809     12,752     11,855
                                                ------     ------     ------

       Subtotal                                 30,931     28,874     35,716
     Accumulated foreign currency translation
       adjustments                              (1,685)    (1,815)    (2,292)
     Net unrealized gain (loss) on derivatives     369         51       (205)
     Net unrealized gains on securities            557        618        612
     Minimum pension liability adjustment       (2,399)    (2,460)   (23,450)
                                                 -----      -----     ------

     Accumulated other comprehensive loss       (3,158)    (3,606)   (25,335)
                                                 -----      -----     ------

     Total stockholders' equity                 27,773     25,268     10,381
                                                ------     ------     ------
     Total liabilities and
       stockholders' equity                   $455,480   $448,507   $410,923
                                               =======    =======    =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

           SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED BALANCE SHEETS

                                             June 30,               June 30,
                                               2004       Dec. 31,     2003
                                             (Unaudited)   2003    (Unaudited)
                                             -----------   ----    -----------
                         ASSETS                     (dollars in millions)
     Automotive and Other Operations
     Cash and cash equivalents                 $13,182    $14,424    $15,397
     Marketable securities                       8,319      9,067      4,913
                                                ------     ------     ------
       Total cash and marketable securities     21,501     23,491     20,310
     Accounts and notes receivable (less
       allowances)                               6,396      5,380      5,528
     Inventories (less allowances)              11,576     10,960     10,796
     Assets of discontinued operations               -          -     20,417
     Net equipment on operating leases (less
       accumulated depreciation)                 6,914      7,173      5,946
     Deferred income taxes and other current
       assets                                   10,876     10,851      9,884
                                                ------     ------     ------
       Total current assets                     57,263     57,855     72,881
     Equity in net assets of nonconsolidated
       affiliates                                6,381      6,032      5,325
     Property - net                             35,684     36,071     34,882
     Intangible assets - net                     1,412      1,479      7,591
     Deferred income taxes                      18,316     18,086     30,496
     Other assets                               41,657     42,262      1,743
                                               -------    -------    -------
       Total Automotive and Other Operations
         assets                                160,713    161,785    152,918

     Financing and Insurance Operations
     Cash and cash equivalents                  16,719     18,130     12,427
     Investments in securities                  12,497     13,148     13,864
     Finance receivables - net                 191,563    174,731    154,449
     Loans held for sale                        17,393     19,609     17,385
     Net equipment on operating leases (less
       accumulated depreciation)                25,886     25,617     27,261
     Other assets                               30,709     35,487     32,619
     Net receivable from Automotive and Other
       Operations                                2,004      1,492      1,128
                                                 -----      -----      -----
      Total Financing and Insurance Operations
        assets                                 296,771    288,214    259,133
                                               -------    -------    -------
     Total assets                             $457,484   $449,999   $412,051
                                               =======    =======    =======

         LIABILITIES AND STOCKHOLDERS' EQUITY
     Automotive and Other Operations
     Accounts payable (principally trade)      $23,084    $21,542    $19,371
     Loans payable                               2,625      2,813      1,599
     Liabilities of discontinued operations          -          -      9,724
     Accrued expenses                           46,726     45,417     42,286
     Net payable to Financing and Insurance
       Operations                                2,004      1,492      1,128
                                                ------     ------     ------
      Total current liabilities                 74,439     71,264     74,108
     Long-term debt                             29,814     29,593     15,567
     Postretirement benefits other
       than pensions                            27,721     32,285     34,642
     Pensions                                    7,489      7,952     23,812
     Other liabilities and deferred
       income taxes                             15,467     15,567     14,074
                                                ------     ------     ------
       Total Automotive and Other Operations
        liabilities                            154,930    156,661    162,203

     Financing and Insurance Operations
     Accounts payable                            3,293      3,880      3,603
     Debt                                      244,588    239,350    211,115
     Other liabilities and deferred
       income taxes                             26,572     24,533     24,335
                                                ------     ------     ------
       Total Financing and Insurance
         Operations liabilities                274,453    267,763    239,053
                                               -------    -------    -------
        Total liabilities                      429,383    424,424    401,256
     Minority interests                            328        307        414

     Total stockholders' equity                 27,773     25,268     10,381
                                                ------     ------     ------
     Total liabilities and stockholders'
       equity                                 $457,484   $449,999   $412,051
                                               =======    =======    =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                               Six Months Ended June 30,
                                               -------------------------
                                                  2004          2003
                                                  ----          ----
                                                 (dollars in millions)
     Net cash provided by operating
       activities                               $7,599       $10,648

     Cash flows from investing activities
     Expenditures for property                  (3,201)       (3,146)
     Investments in marketable securities -
       acquisitions                             (6,466)       (7,198)
     Investments in marketable securities -
       liquidations                              7,064         5,804
     Net originations and purchases of mortgage
       servicing rights                           (816)       (1,152)
     Increase in finance receivables           (66,456)      (71,799)
     Proceeds from sales of finance receivables 51,172        49,635
     Proceeds from sale of business units            -         1,076
     Operating leases - acquisitions            (7,015)       (6,131)
     Operating leases - liquidations             4,019         5,362
     Investments in companies, net of cash
       acquired                                    (32)          (59)
     Other                                         552          (606)
                                                ------        ------
     Net cash used in investing activities     (21,179)      (28,214)

     Cash flows from financing activities
     Net increase in loans payable               2,137         1,100
     Long-term debt - borrowings                37,784        40,063
     Long-term debt - repayments               (30,986)      (17,302)
     Cash dividends paid to stockholders          (564)         (560)
     Other                                       2,804         1,333
                                                 -----         -----
     Net cash provided by financing activities  11,175        24,634

     Effect of exchange rate changes on cash and
      cash equivalents                            (248)          436
                                                  ----           ---
     Net increase (decrease) in cash and cash
       equivalents                              (2,653)        7,504
     Cash and cash equivalents at beginning of
       the period                               32,554        20,320
                                                ------        ------
     Cash and cash equivalents at end of the
       period                                  $29,901       $27,824
                                                ======        ======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                         SUPPLEMENTAL INFORMATION TO THE
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                           Automotive and       Financing and
                                              Other              Insurance
                                              -----              ---------
                                               Six Months Ended June 30,
                                          -----------------------------------
                                          2004       2003       2004     2003
                                          ----       ----       ----     ----
                                                  (dollars in millions)

     Net cash provided by operating
       activities                         $955     $6,844     $6,644  $3,804

     Cash flows from investing
       activities
     Expenditures for property          (3,038)    (2,762)      (163)   (384)
     Investments in marketable
       securities - acquisitions          (855)    (2,837)    (5,611) (4,361)
     Investments in marketable
       securities - liquidations         1,603        100      5,461   5,704
     Net change in mortgage
       servicing rights                      -          -       (816) (1,152)
     Increase in finance receivables         -          -    (66,456)(71,799)
     Proceeds from sales of finance
       receivables                           -          -     51,172  49,635
     Proceeds from sale of business
       units                                 -      1,076          -       -
     Operating leases - acquisitions         -          -     (7,015) (6,131)
     Operating leases - liquidations         -          -      4,019   5,362
     Investments in companies, net
       of cash acquired                    (53)       (59)        21       -
     Other                                 110         35        442    (571)
                                           ---         --        ---     ---
     Net cash used in investing
       activities                       (2,233)    (4,517)   (18,946)(23,697)

     Cash flows from financing
       activities
     Net increase (decrease) in
       loans payable                      (437)      (427)     2,574   1,527
     Long-term debt - borrowings           756      1,501     37,028  38,562
     Long-term debt - repayments           (55)       (18)   (30,931)(17,284)
     Cash dividends paid to
       stockholders                       (564)      (560)         -       -
     Other                                   -          -      2,804   1,333
                                          ----       ----      -----   -----
     Net cash (used in) provided by
       financing activities               (300)       496     11,475  24,138
     Effect of exchange rate
       changes on cash and
       cash equivalents                   (176)       373        (72)     63
     Net transactions with
       Automotive/Financing Operations     512         39       (512)    (39)
                                           ---        ---        ---      --
     Net increase (decrease) in
       cash and cash equivalents        (1,242)     3,235     (1,411)   4,269
     Cash and cash equivalents at
       beginning of the period          14,424     12,162     18,130    8,158
                                        ------     ------     ------    -----
     Cash and cash equivalents at
       end of the period               $13,182    $15,397    $16,719  $12,427
                                        ======     ======     ======  =======


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)
Date:  July 21, 2004                 By:  /s/PETER R. BIBLE
                                     ---  --------------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)






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